Exhibit 1.1

FTAC Hera Acquisition Corp.

80,000,000 Units1

Ordinary Shares

Warrants

UNDERWRITING AGREEMENT

New York, New York
March 3, 2021

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

J.P. Morgan Securities LLC
383 Madison Avenue

New York, New York 10179

As Representatives of the several Underwriters
Ladies and Gentlemen:

FTAC Hera Acquisition Corp., a Cayman Islands exempted company (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 80,000,000 units (“Units”) of the Company (said Units to be issued and sold by the Company being hereinafter called the “Underwritten Securities”). The Company also proposes to grant to the Underwriters an option to purchase from the Company up to 12,000,000 additional units to cover over-allotments, if any (the “Option Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as the Underwriters, and the term Underwriters shall mean either the singular or plural as the context requires. Certain capitalized terms used herein and not otherwise defined are defined in Section 21 hereof. As used herein, the term “Business Combination” (as described more fully in the Registration Statement) shall mean effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses involving the Company.

Each Unit consists of one of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), and one fourth of one redeemable warrant, where each whole warrant entitles the holder to purchase one Ordinary Share (the “Warrants”). The Ordinary Shares and the Warrants included in the Units will not trade separately until the 52nd day following the date of the Prospectus (unless the Representatives inform the Company of their decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the Offering (as defined herein), (b) the filing of such audited balance sheet with the Commission on a Current Report on Form 8-K or similar form by the Company that includes such audited balance sheet (the “Closing Form 8-K”), and (c) the Company having issued a press release announcing when such separate trading will begin. Each whole Warrant entitles its holder, upon exercise, to purchase one Ordinary Share for $11.50 during the period commencing on the later of thirty (30) days after the completion of an initial Business Combination or twelve (12) months from the date of the consummation of the Offering and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption or liquidation; provided, however, that pursuant to the Warrant Agreement (as defined below), no fractional Warrants will be issued upon separation.

1 Plus an option to purchase from the Company up to 12,000,000 additional units to cover over-allotment.

The Company will enter into an Investment Management Trust Agreement, to be effective as of the Closing Date, with Continental Stock Transfer & Trust Company (“CST”), as trustee (the “Trustee”), in substantially the form filed as an exhibit to the Registration Statement (the “Trust Agreement”), pursuant to which certain proceeds from the sale of the Private Placement Units (as defined herein) and the proceeds of the Offering will be deposited and held in a U.S.-based trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Underwritten Securities and the Option Securities, if and when issued.

The Company will enter into a Warrant Agreement, to be effective as of the Closing Date hereof, with respect to the Warrants and the Private Placement Warrants (as defined herein), with CST, as warrant agent, in substantially the form filed as an exhibit to the Registration Statement (the “Warrant Agreement”), pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants and the Private Placement Warrants.

The Company has entered into a Securities Subscription Agreement, effective as of January 22, 2021 (the “Founder’s Purchase Agreement”), with FTAC Hera Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), pursuant to which the Sponsor purchased an aggregate of 23,480,000 Class B ordinary shares (the “Founder Shares”), par value $0.0001 per share, of the Company (the “Class B Shares”), for an aggregate purchase price of $25,000. After the closing of the Offering, depending on the extent to which the Underwriters’ over-allotment option is exercised, the Sponsor will surrender up to 3,000,000 Founder Shares to the Company for no consideration (the “Founder Forfeiture”). The Founder Shares are substantially similar to the Ordinary Shares included in the Units, except as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

The Company has entered into (i) a Private Placement Units Subscription Agreement, dated as of the date hereof (the “Units Subscription Agreement”), with the Sponsor and (ii) a Purchase Agreement with the Sponsor and certain funds associated with Millennium Management LLC (“Millennium”), dated as of the date hereof (the “Millennium Purchase Agreement”), pursuant to which the Sponsor and Millennium have each agreed to purchase 960,000 units for an aggregate of 1,920,000 units (the “Private Placement Units”) for $10.00 per Private Placement Unit. Each such unit consists of one of the Company’s Ordinary Shares and one fourth of one redeemable warrant, where each whole warrant entitles the holder to purchase one Ordinary Share (the “Private Placement Warrants”) The Private Placement Units and the Private Placement Warrants are substantially similar to the Units and Warrants, respectively, except as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

The Company will enter into a Registration Rights Agreement, to be effective as of the Closing Date, with the Sponsor and the other parties thereto, in substantially the form filed as an exhibit to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company will grant certain registration rights in respect of the Ordinary Shares underlying the Founder Shares, the Ordinary Shares included in the Private Placement Units, the Private Placement Warrants, the Ordinary Shares underlying the Private Placement Warrants, any units (which will be substantially similar to the Private Placement Units) that may be issued upon conversion of working capital loans, the Ordinary Shares included in such units, the warrants (which will be substantially similar to the Private Placement Warrants) included in such units and the Ordinary Shares underlying any such warrants.

The Company will cause to be duly executed and delivered a letter agreement by and among the Company, the Sponsor and each of the Company’s officers, directors, and director nominees, in substantially the form filed as an exhibit to the Registration Statement (the “Insider Letter”).

The Company will enter into an Administrative Services Agreement, to be effective as of the Closing Date (the “Services Agreement”), with the Sponsor, in substantially the form filed as an exhibit to the Registration Statement, pursuant to which the Company will, subject to the terms of the Services Agreement, pay to the Sponsor an aggregate monthly fee of $25,000 for office space and administrative and shared personnel support services until the earlier of (x) the consummation of an initial Business Combination and (y) the Liquidation.

Section 1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company has prepared and filed with the Commission the Registration Statement (file number 333-252605) on Form S-1, including the related Preliminary Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company has filed one or more amendments thereto, including the related Preliminary Prospectus, each of which has previously been furnished to you. The Company will file with the Commission the Prospectus in accordance with Rule 424(b). As filed, such Prospectus shall contain all information required by the Act and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information.

(b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (each a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and each settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) At the Execution Time, the Statutory Prospectus, each road show, when taken together as a whole with the Statutory Prospectus, and any individual Written Testing-the-Waters Communication (as defined below), when taken together as a whole with the Statutory Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Statutory Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) The Company has filed with the Commission a registration statement on Form 8-A (file number 001-40156) providing for the registration under the Exchange Act of the Securities, the Ordinary Shares included as part of the Securities and the Warrants included as part of the Securities, which registration is currently effective on the date hereof. The Securities have been authorized for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the Nasdaq Capital Market, and the Company knows of no reason or set of facts that is likely to adversely affect such authorization.

(e) Neither the Commission nor, to the Company’s knowledge, any state regulatory authority has issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the effectiveness of the Registration Statement or the use of any Preliminary Prospectus, the Prospectus or any part thereof, or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

(f) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was and is an Ineligible Issuer (as defined in Rule 405).

(g) The Company has not prepared or used a Free Writing Prospectus.

(h) The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of the Cayman Islands with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Statutory Prospectus and the Prospectus, and to enter into this Agreement, the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Units Subscription Agreement, the Registration Rights Agreement, the Insider Letter, the Millennium Purchase Agreement and the Services Agreement and to carry out the transactions contemplated hereby and thereby, and, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on the Company, is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction that requires such qualification.

(i) Since the date of the most recent financial statements of the Company included in the Registration Statement, the Statutory Prospectus and the Prospectus, except as otherwise specifically stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in or affecting the financial condition, operations, prospects, earnings, business, management or properties of the Company, (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement and (iii) no event or occurrence has taken place which materially impairs, or would likely materially impair, with the passage of time, the ability of the members of the Board of Directors or management to act in their capacities with the Company as described in the Registration Statement, the Statutory Prospectus and the Prospectus.

(j) The agreements and documents described in the Statutory Prospectus, the Registration Statement and the Prospectus conform in all material respects to the descriptions thereof contained therein. There is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Statutory Prospectus contains in all material respects the same description of the foregoing matters contained in the Prospectus); and the statements in the Statutory Prospectus and the Prospectus under the headings “Principal Shareholders,” “Certain Relationships and Related Party Transactions,” and “Description of Securities”, insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are in all material respects accurate and fair summaries of such legal matters, agreements, documents or proceedings. There are no business relationships or related party transactions involving the Company or any other person required by the Act to be described in the Registration Statement or Prospectus that have not been described as required.

(k) The Company’s authorized equity capitalization is as set forth in the Statutory Prospectus, the Registration Statement and the Prospectus.

(l) All issued and outstanding securities of the Company, including, without limitation, the Founder Shares, have been duly and validly authorized and issued and are fully paid and nonassessable; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The offers and sales of the outstanding securities were at all relevant times either registered under the Act and all other applicable securities and blue sky laws or, based in part on the representations and warranties of the purchasers of such ordinary shares and warrants, exempt from such registration requirements. The holders of outstanding securities of the Company are not entitled to preemptive or other rights to subscribe for the Securities arising by operation of law or under the Amended and Restated Memorandum and Articles of Association of the Company (the “Charter”); and, except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares or ownership interests in the Company are outstanding.

(m) The Securities have been duly authorized and, when issued and delivered against payment therefor by the Underwriters pursuant to this Agreement, will be validly issued.

(n) The Ordinary Shares included in the Securities have been duly authorized and, when issued and delivered against payment for the Securities by the Underwriters pursuant to this Agreement, will be validly issued, fully paid and nonassessable.

(o) The Warrants included in the Securities, when issued and delivered in the manner set forth in the Warrant Agreement against payment for the Securities by the Underwriters pursuant to this Agreement, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(p) The Private Placement Units have been duly authorized and, when issued and delivered against payment therefor pursuant to the Units Subscription Agreement and the Millennium Purchase Agreement, will be validly issued.

(q) The Ordinary Shares included in the Private Placement Units have been duly authorized and, when issued and delivered against payment for the Private Placement Units pursuant to the Units Subscription Agreement and the Millennium Purchase Agreement, will be validly issued, fully paid and nonassessable.

(r) The Private Placement Warrants, when issued and delivered in the manner set forth in the Units Subscription Agreement, the Millennium Purchase Agreement and the Warrant Agreement against payment for the Private Placement Units pursuant to the Units Subscription Agreement and the Millennium Purchase Agreement, will be duly issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(s) The Ordinary Shares underlying the Founder Shares, the Ordinary Shares included in any units that may be issued upon conversion of working capital loans and the Ordinary Shares issuable upon exercise of the Warrants, the Private Placement Warrants and the warrants included in any units that may be issued upon conversion of working capital loans, have been duly authorized and reserved for issuance and, when issued and delivered (in the case of the Ordinary Shares issuable upon exercise of the Warrants, the Private Placement Warrants and the warrants included in any units that may be issued upon conversion of working capital loans, against payment therefor pursuant to the Warrants, the Private Placement Warrants or the warrants included in any units that may be issued upon conversion of working capital loans, as applicable, and the Warrant Agreement), will be validly issued, fully paid and non-assessable. The holders of such Ordinary Shares are not and will not be subject to personal liability by reason of being such holders; such Ordinary Shares are not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Ordinary Shares (other than execution (if applicable), countersignature (if applicable) and delivery at the time of issuance) has been duly and validly taken.

(t) Except as set forth in the Registration Statement, the Statutory Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company (including, without limitation, the Registration Statement).

(u) No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company from its inception through and including the date hereof, except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus.

(v) Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act with the offer and sale of the Underwritten Securities pursuant to the Registration Statement.

(w) This Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(x) The Trust Agreement, when executed, will be duly authorized, executed and delivered by the Company, and will be a valid and binding agreement of the Company, enforceable against the Company, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(y) The Warrant Agreement, when executed, will be duly authorized, executed and delivered by the Company and will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(z) The Founder’s Purchase Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(aa) The Units Subscription Agreement has been duly authorized, executed and delivered by the Company and the Sponsor, and is a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(bb) The Registration Rights Agreement, when executed, will be duly authorized, executed and delivered by the Company and will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(cc) The Insider Letter, when executed, will be duly authorized, executed and delivered by the Company, the Sponsor, and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, and will be a valid and binding agreement of the Company, the Sponsor and, to the Company’s knowledge, each such executive officer, director and director nominee, respectively, enforceable against the Company, the Sponsor and, to the Company’s knowledge, each such executive officer director and director nominee, respectively, in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(dd) The Millennium Purchase Agreement, when executed, will be duly authorized, executed and delivered by the Company and the Sponsor, and will be a valid and binding agreement of the Company and the Sponsor, enforceable against the Company and the Sponsor in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ee) The Services Agreement, when executed, will be duly authorized, executed and delivered by the Company and will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(ff) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the Statutory Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(gg) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Units Subscription Agreement, the Registration Rights Agreement, the Insider Letter, the Millennium Purchase Agreement or the Services Agreement, except for the registration under the Act and the Exchange Act of the Securities and such as may be required under state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Registration Statement, the Statutory Prospectus and the Prospectus.

(hh) The Company is not in violation or default of (i) any provision of the Charter, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any (x) statute, law, rule, regulation, or (y) judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company; except in the case of clauses (ii) and (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a material adverse effect on the condition (financial or otherwise), operations, prospects, earnings, business, management or properties of the Company, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(ii) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Units Subscription Agreement, the Registration Rights Agreement, the Insider Letter, the Millennium Purchase Agreement or the Services Agreement, will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, (i) the Charter, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company is a party or bound or to which the Company’s property is subject, or (iii) any statute, law, rule, or regulation, judgment, order or decree applicable to the Company of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its respective properties; except in the case of clause (iii) above for any such conflict, breach or violation that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect, provided that such conflict, breach or violation would also not materially adversely affect the ability of the Underwriters to consummate the transactions contemplated by this Agreement.

(jj) The historical financial statements, including the notes thereto and the supporting schedules, if any, of the Company included in the Statutory Prospectus, the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary financial data set forth under the caption “Summary – Summary Financial Data” in the Statutory Prospectus, Prospectus and Registration Statement fairly present, on the basis stated in the Statutory Prospectus, Prospectus and Registration Statement, the information included therein. There are no pro forma or as adjusted financial statements that are required to be included in the Statutory Prospectus, the Prospectus and the Registration Statement in accordance with Regulation S-X that have not been included as so required. The Company is not party to any off-balance sheet transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. The statistical, industry-related and market-related data included in the Registration Statement, the Statutory Prospectus and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(kk) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Sponsor, or, to the Company’s knowledge, any officer, director or director nominee of the Company (in their capacities as such), or the property of any of them is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby by the Company or (ii) could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(ll) The Company owns or leases all properties necessary to the conduct of its operations as presently conducted, or has such properties available to it pursuant to the Services Agreement.

(mm) WithumSmith+Brown, PC (“Withum”), who have certified certain financial statements of the Company and delivered their report with respect to the audited financial statements and schedules included in the Registration Statement, Statutory Prospectus and the Prospectus, is a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable published rules and regulations thereunder.

(nn) The Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) to the extent required by such rule.

(oo) Solely to the extent that the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated by the Commission thereunder (the “Sarbanes-Oxley Act”) have been applicable to the Company, there is and has been no failure on the part of the Company to comply with the applicable provisions of the Sarbanes-Oxley Act.

(pp) There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the Nasdaq Listing Rules, IM-5605. Further, there is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable), and immediately following the Effective Date the Company will be in compliance with, the phase-in requirements and all other provisions of the Nasdaq Stock Market LLC corporate governance requirements set forth in the Nasdaq Listing Rules.

(qq) There are no transfer, stamp, issue, registration, documentary taxes or other similar duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities.

(rr) The Company has filed all tax returns (including U.S. federal, state and non-U.S.) that are required to be filed by it or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) through the date hereof and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves required by generally accepted accounting principles have been created with respect thereto or as would not have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(ss) The Company possesses all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit that, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(tt) None of the Company, the Sponsor, or, to the knowledge of the Company, any director, director nominee, officer, agent, employee or affiliate of the Company (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) has made any direct or indirect unlawful contribution or payment to any official of, or candidate for, or any employee of, any federal, state or foreign office from corporate funds; (iii) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iv) is aware of or has taken any action, directly or indirectly, that would result in a violation by the Company or, to the knowledge of the Company, such other persons, of the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company, the Sponsor and, to the knowledge of the Company, its directors, director nominees, officers, agents, employees and affiliates have conducted the businesses of the Company in compliance with the FCPA and the Company and the Sponsor have instituted and maintain policies and procedures designed to ensure, and that are reasonably expected to continue to ensure, continued compliance therewith.

(uu) The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes and the applicable rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(vv) None of the Company, the Sponsor or to the knowledge of the Company, any director, director nominee, officer, agent or affiliate of the Company is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or any similar sanctions imposed by any other body, governmental or other, to which any of such persons is subject (collectively, “other economic sanctions”); and the Company (either directly or through the Trust Account) will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC or other economic sanctions.

(ww) None of the Company, the Sponsor or to the knowledge of the Company, any officer, director or director nominee of the Company has violated: (a) the Bank Secrecy Act, as amended, (b) the Money Laundering Laws or (c) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

(xx) Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any of the Underwriters.

(yy) All information contained in the questionnaires (the “Questionnaires”) completed by the Company and the Sponsor and, to the knowledge of the Company, the Company’s officers, directors and director nominees and provided to the Representatives, is true and correct in all material respects and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Sponsor, and the Company’s officers, directors and director nominees to become inaccurate and incorrect.

(zz) Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, prior to the date hereof, the Company has not selected any potential Business Combination target and it has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any potential Business Combination target.

(aaa) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, there are no claims, payments, arrangements, contracts, agreements or understandings relating to the payment of a brokerage commission or finder’s, consulting, origination or similar fee by the Company, the Sponsor or any officer, director or director nominee of the Company with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company, the Sponsor or any such officer, director or director nominee, or their respective affiliates, that may affect the Underwriters’ compensation, as determined by the Financial Industry Regulatory Authority (“FINRA”).

(bbb) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or any other “item of value” as defined in Rule 5110(c)(3) of FINRA’s Conduct Rules): (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any person that, to the Company’s knowledge, has been accepted by FINRA as a member of FINRA (a “Member”); or (iii) to any person or entity that, to the Company’s knowledge, has any direct or indirect affiliation or association with any Member, within the twelve months prior to the Effective Date, other than payments to the Underwriters pursuant to this Agreement.

(ccc) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, during the period beginning 180 days prior to the initial filing of the Registration Statement and ending on the Effective Date, no Member and/or any person associated or affiliated with a Member has provided any investment banking, financial advisory and/or consulting services to the Company.

(ddd) Except as disclosed in the FINRA questionnaires provided to the Representatives, to the Company’s knowledge, no officer, director, director nominee or beneficial owner of any class of the Company’s securities (whether debt or equity, registered or unregistered, regardless of the time acquired or the source from which derived) (any such individual or entity, a “Company Affiliate”) is a Member or a person associated or affiliated with a Member.

(eee) Except as disclosed in the FINRA questionnaires provided to the Representatives, to the Company’s knowledge, no Company Affiliate is an owner of shares or other securities of any Member (other than securities purchased on the open market).

(fff) No Company Affiliate has made a subordinated loan to any Member.

(ggg) Except as described in the Registration Statement, the Statutory Prospectus and the Prospectus, no proceeds from the sale of the Securities (excluding underwriting compensation as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus) will be paid by the Company to any Member, or any persons associated or affiliated with a Member.

(hhh) The Company has not issued any warrants or other securities, or granted any options, directly or indirectly to anyone who is a potential underwriter in the Offering or a related person (as defined by FINRA rules) of such an underwriter within the 180-day period prior to the initial filing date of the Registration Statement.

(iii) No person to whom securities of the Company have been privately issued within the 180- day period prior to the initial filing date of the Registration Statement has, to the Company’s knowledge, any affiliation or association with any Member intending to participate in the Offering.

(jjj) To the Company’s knowledge, no Member intending to participate in the Offering has a conflict of interest with the Company. For this purpose, a “conflict of interest” means, if at the time of the Member’s participation in the Offering, any of the following applies: (i) the securities are to be issued by the Member; (ii) the Company controls, is controlled by or is under common control with the Member or the Member’s associated persons; (iii) at least 5% of the net offering proceeds, not including underwriting compensation, are intended to be: (A) used to reduce or retire the balance of a loan or credit facility extended by the Member, its affiliates and its associated persons, in the aggregate; or (B) otherwise directed to the Member, its affiliates and associated persons, in the aggregate; or (iv) as a result of the Offering and any transactions contemplated at the time of the Offering: (A) the Member will be an affiliate of the Company; (B) the Member will become publicly owned; or (C) the Company will become a Member or form a broker- dealer subsidiary. “Member intending to participate in the Offering” includes any associated person of a Member that is participating in the Offering, any members of such associated person’s immediate family, and any affiliate of a Member that is participating in the Offering.

(kkk) Except as described in the Statutory Prospectus and the Prospectus, to the Company’s knowledge, none of the Sponsor, directors or officers of the Company is subject to a non-competition agreement or non-solicitation agreement with any employer or prior employer that could materially affect its, his or her ability to be and act in the capacity of shareholder, officer or director of the Company, as applicable.

(lll) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(mmm) The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other entity.

(nnn) No relationship, direct or indirect, exists between or among any of the Company or any affiliate of the Company, on the one hand, and the Sponsor or any director, director nominee, officer, shareholder, special advisor, customer or supplier of the Company or any affiliate of the Company, on the other hand, which is required by the Act or the Exchange Act to be described in the Registration Statement, Statutory Prospectus or the Prospectus that is not described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors or director nominees of the Company or any of their respective family members, except as disclosed in the Registration Statement, Statutory Prospectus and the Prospectus. The Company has not extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or officer of the Company.

(ooo) The Company has not offered, or caused the Underwriters to offer, the Underwritten Securities to any person or entity with the intention of unlawfully influencing: (a) a customer or supplier of the Company or any affiliate of the Company to alter the customer’s or supplier’s level or type of business with the Company or such affiliate or (b) a journalist or publication to write or publish favorable information about the Company or any such affiliate.

(ppp) Upon delivery and payment for the Units on the Closing Date and each settlement date, and the filing of the Closing Form 8-K, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a51-1 under the Exchange Act.

(qqq) From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged, directly or through any Person authorized to act on its behalf, in any Testing-the-Waters Communication) through the Execution Time, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

(rrr) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications other than those listed on Schedule III hereto. “Written Testing-the-Waters Communication” means any Testing- the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

(sss) As of the time of filing of the Registration Statement, the Company was a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act.

(ttt) There has been no security breach or attack or other compromise of or relating to any of the Company’s information technology and computer systems, networks, hardware, software, data (including the data of its tenants, employees, vendors and any third party data maintained by or on behalf of it), equipment or technology (“IT Systems and Data”) and (i) the Company has not been notified of, and has no knowledge of any event or condition that would reasonably be expected to result in, any security breach, attack or compromise to their IT Systems and Data, except in each case that would not reasonably be expected to have a Material Adverse Effect, (ii) the Company has complied, and is presently in material compliance, with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all applicable industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and (iii) the Company has implemented backup and disaster recovery technology consistent with industry standards and practices.

(uuu) Except as disclosed in the Registration Statement, the Statutory Prospectus and the Prospectus, under current laws and regulations of the Cayman Islands and any political subdivision thereof, all dividends and other distributions declared and payable on the Securities may be paid by the Company to the holder thereof in United States dollars and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands or any political subdivision or taxing authority thereof or therein.

(vvv) There are no transfer, stamp, issue, registration, documentary or other similar taxes, duties, fees or charges under U.S. federal law or the laws of any state, or any political subdivision thereof, or under the laws of any non-U.S. jurisdiction, required to be paid in connection with the execution and delivery of this Agreement, the issuance or sale by the Company of the Securities or the sale and delivery by the Underwriters of the Securities as contemplated herein and in the Prospectus.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the Offering shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

Section 2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $9.80 per Unit, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 12,000,000 Option Securities at the same purchase price per Unit as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 45th day after the date of the Prospectus upon written notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be based upon the same percentage of the total number of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in its absolute discretion shall make to eliminate any fractional shares.

(c) In addition to the discount from the public offering price represented by the purchase price set forth in the first sentence of Section 2(a) hereof, the Company hereby agrees to pay to the Underwriters a deferred discount of $0.35 per Unit for the Underwritten Securities purchased hereunder, and $0.55 per Unit for the Option Securities purchased hereunder (collectively, the “Deferred Discount”). The Deferred Discount will be paid directly to the Representatives, on behalf of the Underwriters, by the Trustee from amounts on deposit in the Trust Account by wire transfer if and when the Company consummates an initial Business Combination. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Charter and the funds held under the Trust Agreement are distributed to the holders of the Ordinary Shares included in the Securities sold pursuant to this Agreement (the “Public Shareholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the Trustee is authorized to distribute the Deferred Discount to the Public Shareholders on a pro rata basis.

(d) For the avoidance of doubt, the gross underwriting discounts and commissions payable to the Underwriters for the Offering shall not be reduced by any fees or expenses that may be payable by the Company or the Sponsor to any third party.

Section 3. Delivery and Payment. (a) Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(a) hereof shall have been exercised on or before the second Business Day immediately preceding the Closing Date) shall be made at 10:00 a.m., New York City time, on March 8, 2021, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof by wire transfer payable in same-day funds to an account specified by the Company and to the Trust Account as described below in this Section 3. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

(b) Payment for such Underwritten Securities shall be made as follows: $784,000,000 of the proceeds received by the Company for the Underwritten Securities (including $28,000,000 of the Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement, along with such portion of the gross proceeds of the Private Placement Units in order for the Trust Account to equal the product of the number of Units sold and the public offering price per Unit as set forth on the cover of the Prospectus, upon delivery to the Representatives of the Underwritten Securities through the facilities of DTC or, if the Representatives have otherwise instructed, upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Underwritten Securities, in each case for the account of the Underwriters. The Underwritten Securities shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representatives to examine and package the Underwritten Securities for delivery at least one Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Underwritten Securities except upon tender of payment by the Representatives for all the Underwritten Securities. Payment by the Underwriters for the Underwritten Securities is contingent on the payment by the Sponsor to the Trust Account for the Private Placement Units at least one Business Day prior to the Closing Date.

(c) Payment for such Option Securities shall be made as follows: $10.00 per Option Security (including $0.55 per Option Security of Deferred Discount) shall be deposited in the Trust Account pursuant to the terms of the Trust Agreement, upon delivery to the Representatives of the Option Securities through the facilities of DTC or, if the Representatives has otherwise instructed, upon delivery to the Representatives of certificates (in form and substance satisfactory to the Representatives) representing the Option Securities, in each case for the account of the Underwriters. The Option Securities shall be registered in such name or names and in such authorized denominations as the Representatives may request in writing at least two Business Days prior to the Closing Date. If delivery is not made through the facilities of DTC, the Company will permit the Representatives to examine and package the Option Securities for delivery at least one Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Option Securities except upon tender of payment by the Representatives for all the Option Securities.

(d) If the option provided for in Section 2(b) hereof is exercised after the second Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, at c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York on the date specified by the Representatives (which shall be at least two Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to the Trust Account as described above in paragraph (c) of this Section 3. If settlement for the Option Securities occurs after the Closing Date, the Company shall deliver to the Representatives on the applicable settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

Section 4. Offering by the Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus (the “Offering”).

Section 5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of Offering, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or any Written Testing-the-Waters Communication shall have been filed with the Commission, (ii) when, prior to termination of the Offering, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement or any Written Testing- the-Waters Communication or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Statutory Prospectus would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) notify promptly the Representatives so that any use of the Statutory Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Statutory Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will not make any offer relating to the Units that constitutes or would constitute a Free Writing Prospectus or a portion thereof required to be filed by the Company with the Commission or retained by the Company under Rule 433.

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the Offering.

(g) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, hedge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any units, Ordinary Shares, warrants, any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares, or any preferred shares, other than the Underwritten Securities, or publicly announce an intention to effect any such transaction during the period commencing on the date hereof and ending 180 days after the date of this Agreement; provided, however, that the Company may (1) issue and sell the Private Placement Units, (2) issue and sell the Option Securities on exercise of the option provided for in Section 2(b) hereof, (3) issue shares or any securities convertible into, or exchangeable for, Ordinary Shares in connection with the initial Business Combination and (4) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the Ordinary Shares underlying the Founder Shares, the Ordinary Shares included in the Private Placement Units, the Private Placement Warrants, the Ordinary Shares underlying the Private Placement Warrants, any units (which will be substantially similar to the Private Placement Units) that may be issued upon conversion of working capital loans, the Ordinary Shares included in such units, the warrants (which will be substantially similar to the Private Placement Warrants) included in such units and the Ordinary Shares underlying any such warrants. The Company agrees not to amend or waive any provisions included in the Insider Letter or the Millennium Purchase Agreement without the written consent of the Representatives.

(h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(i) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates, if any, for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement and all other agreements or documents printed (or reproduced) and delivered in connection with the Offering; (v) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq Capital Market; (vi) the printing and delivery of a preliminary blue sky memorandum, any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states and any filings required to be made with FINRA (including the reasonable and documented FINRA-related fees and expenses of counsel for the Underwriters not to exceed $25,000); (vii) the transportation and other expenses incurred by or on behalf of the Company (and not the Underwriters) in connection with presentations to prospective purchasers of the Securities; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including U.S. and Cayman Islands counsel and any other local and special counsel) for the Company; (ix) the fees and expenses of the Trustee and, if applicable, its counsel, warrant and transfer agents and any similar service providers; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(j) For a period commencing on the Effective Date and ending at least five (5) years from the date of the consummation of the initial Business Combination or until such earlier time at which the Liquidation occurs, the Company will use its best efforts to maintain the registration of the Ordinary Shares and the Warrants under the provisions of the Exchange Act, except after giving effect to a going private transaction after the completion of an initial Business Combination. The Company will not deregister the Ordinary Shares or the Warrants under the Exchange Act (except in connection with a going private transaction after the completion of an initial Business Combination) without the prior written consent of the Representatives.

(k) The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the Closing Date (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering on the Closing Date. As soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four Business Days after the Closing Date, file the Closing Form 8-K with the Commission, which report shall contain the Company’s Audited Balance Sheet. Additionally, if not disclosed on the Closing Form 8-K, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the option provided for in Section 2(b) hereof, the Company shall promptly, but not later than four Business Days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which Report shall disclose the Company’s sale of the Option Securities and its receipt of the proceeds therefrom.

(l) For a period commencing on the Effective Date and ending at least five (5) years from the date of the consummation of the initial Business Combination or until such earlier time at which the Liquidation occurs or the Ordinary Shares and Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing, if any, of quarterly financial information to shareholders.

(m) For a period of five (5) years from the Effective Date or until such earlier time that the Liquidation occurs or the Ordinary Shares and Warrants cease to be publicly traded, the Company will furnish to the Representatives such copies of financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and such additional documents and information with respect to the Company as the Representatives may from time to time reasonably request. Any financial statements and reports filed on the Commission’s EDGAR website will be considered furnished for purposes of this Section 5.

(n) For a period commencing on the Effective Date and ending at least five (5) years from the date of the consummation of the initial Business Combination or until such earlier time at which the Liquidation occurs or the Ordinary Shares and Warrants cease to be publicly traded, the Company shall retain a transfer and warrant agent.

(o) In no event will the amounts payable by the Company under the Services Agreement be more than $25,000 per month in the aggregate for office space, secretarial support and administrative services until the earlier of the date of the consummation of the initial Business Combination or the Liquidation.

(p) Other than payments made pursuant to the terms of the Services Agreement and except as set forth in this paragraph (p) or the Registration Statement, the Statutory Prospectus and the Prospectus, the Company shall not pay the Sponsor or any of the Company’s executive officers, directors or any of their respective affiliates any fees or compensation of any kind (including finder’s fees and consulting fees) for services rendered to the Company prior to, or in connection with, the consummation of an initial Business Combination; provided, however, that such officers, directors and affiliates (i) may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on the Company’s behalf to the extent that such expenses do not exceed the amount of available proceeds not deposited in the Trust Account and (ii) may be repaid loans and advances as described in the Registration Statement.

(q) The Company will apply the net proceeds from the Offering and the sale of the Private Placement Units received by it in a manner consistent in all material respects with the applications described under the caption “Use of Proceeds” in the Statutory Prospectus and the Prospectus.

(r) For a period of 60 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), the Representatives and their counsel a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering. The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the initial Business Combination for purposes of offering redemption of shares held by its shareholders or for soliciting shareholder approval, as applicable.

(s) The Company shall advise FINRA, the Representatives and their counsel if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of a Member participating in the distribution of the Company’s Securities.

(t) The Company shall cause the proceeds of the Offering and the portion of proceeds from the sale of the Private Placement Units to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Statutory Prospectus and the Prospectus. The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act. Furthermore, once the Company consummates an initial Business Combination, it will not be required to register as an investment company under the Investment Company Act.

(u) During the period prior to the Company’s initial Business Combination, the Company may instruct the Trustee to release interest from the Trust Account in the amounts necessary (i) to pay income tax obligations and (ii) to Public Shareholders who properly redeem their Public Shares (as defined herein) in connection with a vote to approve an amendment to the Charter that would affect the substance or timing of the Company’s obligation to provide for the redemption of the Public Shares in connection with an initial Business Combination or to redeem 100% of the Public Shares if the Company does not consummate an initial Business Combination within twenty-four (24) months after the Closing of the Offering. Otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (net of taxes payable thereon)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the Liquidation; provided, however, that in the event of the Liquidation, up to $100,000 of interest income may be released to the Company if the proceeds of the Offering held outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution.

(v) The Company shall not enter into an initial Business Combination with a target business that is affiliated with the Sponsor or any of the Company’s officers, directors or director nominees, unless the Company, or a committee of its independent directors, obtains an opinion from an independent investment banking firm which is a Member or an accounting firm that the initial Business Combination is fair to the Company from a financial point of view. For purposes of this paragraph (v), the requirements in the immediately preceding sentence shall not be applicable to a target business or company in which the Sponsor or any of the Company’s officers, directors, director nominees, special advisors or their affiliates holds a non- controlling interest in such entity consisting of debt securities or other debt obligations of such entity.

(w) The Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon the exercise of any of the Warrants and the Private Placement Warrants outstanding from time to time and the conversion of the Founder Shares.

(x) Prior to the consummation of the initial Business Combination or the Liquidation, the Company shall not issue any Ordinary Shares, preferred shares, warrants, options or other securities convertible into or exchangeable for Ordinary shares or units or other securities containing Ordinary Shares, in each case, that participate in any manner in the Trust Account or that vote as a class with the Ordinary Shares on any Business Combination.

(y) Prior to the consummation of the initial Business Combination or the Liquidation, the Company shall cause its audit committee to review and approve all payments made to the Sponsor, any of the Company’s directors or officers, any special advisor, or any of the Company’s or their respective affiliates, other than those approved by the Company’s Board of Directors in connection with the Offering.

(z) The Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(aa) To the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and, to the extent required by Rule 13a15(f) under the Exchange Act, a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb) The Company will use commercially reasonable efforts to effect and, for a period commencing on the Effective Date (i) and ending at least five (5) years from the date of the consummation of the initial Business Combination or until such earlier time at which the Liquidation occurs or the Ordinary Shares and Warrants cease to be publicly traded, maintain the listing of the Ordinary Shares on the Nasdaq Capital Market (or another national securities exchange) and (ii) ending on the date of the consummation of the initial Business Combination or until such earlier time at which the Liquidation occurs or the Ordinary Shares and Warrants cease to be publicly traded, maintain the listing of the Securities and Warrants on the Nasdaq Capital Market (or another national securities exchange); however if all of the outstanding Securities separate into their component parts, the Company will no longer be required to maintain the listing of the Securities.

(cc) As soon as legally required to do so, the Company and its directors and officers, in their capacities as such, have taken or shall take all actions necessary to comply with any applicable provisions of the Sarbanes-Oxley Act, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the requirements of the Nasdaq Capital Market’s listing and continued listing requirements.

(dd) The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of the Charter.

(ee) The Company will seek to have vendors, service providers (other than independent accountants), prospective target businesses and other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Shareholders. If a vendor, service provider (other than independent accountants), prospective target business or other entity with which it does business were to refuse to enter into such a waiver, the Company will consider whether competitive alternatives are reasonably available to the Company, and will only do business with such entity if the Company determines that doing so would be in the best interests of the Company under the circumstances.

(ff) The Company may consummate the initial Business Combination and conduct redemptions of Ordinary Shares for cash upon consummation of such Business Combination without a shareholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission. Such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each shareholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the Ordinary Shares held by such shareholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account as of two Business Days prior to the consummation of the initial Business Combination representing (x) the proceeds held in the Trust Account from the Offering and certain of the proceeds from the sale of the Private Placement Units and (y) any interest income earned on the funds held in the Trust Account not released to the Company to pay income taxes payable, divided by (B) the total number of Ordinary Shares sold as part of the Units in the Offering (the “Public Shares”) then outstanding. If, however, the Company elects not to file such tender offer documents, a shareholder vote is required by law or applicable stock exchange rule in connection with the initial Business Combination, or the Company decides to hold a shareholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s shareholders for their approval (“Business Combination Vote”). With respect to the initial Business Combination Vote, if any, the Sponsor has agreed to vote all of its Founder Shares and any applicable shares purchased during or after the Offering and the members of the Company’s management team have agreed to vote all of their Ordinary Shares purchased during or after the Offering, in favor of the Company’s initial Business Combination. If the Company seeks shareholder approval of the initial Business Combination, the Company will offer to each Public Shareholder holding Ordinary Shares the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account as of two Business Days prior to the consummation of the initial Business Combination representing (1) the proceeds held in the Trust Account from the Offering and certain of the proceeds from the sale of the Private Placement Units and (2) any interest income earned on the funds held in the Trust Account not previously released to pay its income taxes payable, divided by (II) the total number of Public Shares then outstanding. If the Company seeks shareholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the shares voted are voted to approve such Business Combination. If, after seeking and receiving such shareholder approval, the Company elects to so proceed, it will redeem Public Shares, at the Redemption Price, from those Public Shareholders who affirmatively requested such redemption. Only Public Shareholders holding Ordinary Shares who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders or shares of equity interests in the Company in connection therewith. In the event that the Company does not effect an initial Business Combination by twenty-four (24) months from the closing of the Offering (or such dated as extended), the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) Business Days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable) divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any) and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining shareholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. Only Public Shareholders holding Ordinary Shares included in the Securities or Units shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of equity interests of the Company. The Company will not propose any amendment to the Charter that would affect the substance or timing of the Company’s obligation to provide for the redemption of the Public Shares in connection with an initial Business Combination or to redeem 100% of the outstanding Public Shares if the Company has not consummated an initial Business Combination within twenty-four (24) months from the closing of the Offering, unless the Company offers to redeem the Public Shares in connection with such amendment, as described in the Statutory Prospectus and Prospectus, subject to Article 49 of the Charter.

(gg) In the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of the initial Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the Representatives with a draft of the Business Combination Announcement and provide the Representatives with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with the Representatives’ standard policies regarding confidential information.

(hh) Upon the consummation of the initial Business Combination, the Company will cause the Trustee to pay to the Representatives, on behalf of the Underwriters, the Deferred Discount. Payment of the Deferred Discount will be made out of the proceeds of the Offering held in the Trust Account. The Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount. If the Company fails to consummate its initial Business Combination within the time period prescribed in the Charter, the Deferred Discount will not be paid to the Representatives and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Shareholders. In connection with any such Liquidation, the Underwriters will forfeit any rights or claims to the Deferred Discount.

(ii) The Company will endeavor in good faith, in cooperation with the Representatives, at or prior to the time the Registration Statement becomes effective, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as required for the distribution of the Securities, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction. Until the earliest of (i) the date on which all Underwriters shall have ceased to engage in market-making activities in respect of the Securities, (ii) the date on which the Securities are listed on the Nasdaq Capital Market (or any successor thereto), (iii) a going private transaction after the completion of an initial Business Combination, and (iv) the date of the liquidation of the Company, in each jurisdiction where such qualification shall be effected, the Company will, unless the Representatives agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required to qualify the Securities for offering and sale under the securities laws of such jurisdiction.

(jj) If at any time following the distribution of any Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of any material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, the Company will promptly (i) notify the Representatives so that use of the Written Testing the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as may be reasonably requested.

(kk) The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Securities within the meaning of the Act and (ii) completion of the 180-day restricted period referred to in paragraph (g) of this Section 5.

(ll) The Company will deliver to the Representatives executed copies of the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Units Subscription Agreement, the Registration Rights Agreement, the Insider Letter, the Millennium Purchase Agreement and the Services Agreement.

(mm) Upon the earlier to occur of the expiration or termination of the Underwriters’ over- allotment option, the Company shall cancel or otherwise effect the forfeiture of Founder Shares from the Sponsor in an aggregate amount equal to the number of Founder Shares determined by multiplying (a) 3,000,000 by (b) a fraction, (i) the numerator of which is 12,000,000 minus the number of Option Securities purchased by the Underwriters upon the exercise of their over-allotment option, and (ii) the denominator of which is 12,000,000. For the avoidance of doubt, if the Underwriters exercise their over-allotment option in full, the Company shall not cancel or otherwise affect the forfeiture of any of the Founder Shares pursuant to this paragraph (mm).

Section 6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company shall have requested and caused Ledgewood PC, counsel for the Company, to have furnished to the Representatives its opinions and negative assurance letter dated the Closing Date and any settlement date and addressed to the Representatives in form and substance acceptable to the Representatives.

(c) The Company shall have requested and caused Maples and Calder, Cayman Islands counsel for the Company, to have furnished to the Representatives its opinions dated the Closing Date and any settlement date and addressed to the Representatives in form and substance acceptable to the Representatives.

(d) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, its opinions and negative assurance letter, dated the Closing Date and any settlement date and addressed to the Representatives, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer or Chief Financial Officer of the Company, dated the Closing Date and any settlement date, to the effect that each signer of such certificate has carefully examined the Registration Statement each Preliminary Prospectus, the Prospectus and any amendment or supplement thereto, as well as each road show used in connection with the Offering, and this Agreement and that:

(i) the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(f) The Company shall have furnished to the Representatives a certificate signed by the Secretary of the Company, dated the Closing Date and any settlement date, certifying (i) that the Charter is true and complete, has not been modified and is in full force and effect, (ii) that the resolutions relating to the Offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) copies of all written correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

(g) The Company shall have requested and caused Withum to have furnished to the Representatives, at the Execution Time and at the Closing Date, and any settlement date, letters, dated respectively as of the Execution Time and as of the Closing Date, and any settlement date, in form and substance satisfactory to the Representatives, confirming that they are a registered public accounting firm that is independent with respect to the Company within the meaning of the Act and the Exchange Act and the applicable rules and regulations adopted by the Commission thereunder, that in their opinion the audited financial statements and financial statement schedules included in the Registration Statement, the Statutory Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission, and reporting on the other procedures performed by them in respect of the financial information in the Registration Statement, the Statutory Prospectus and the Prospectus.

References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the applicable letter.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(i) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby.

(j) The Securities shall be duly listed subject to notice of issuance on the Nasdaq Capital Market, satisfactory evidence of which shall have been provided to the Representatives.

(k) On the Effective Date, the Company shall have delivered to the Representatives executed copies of the Trust Agreement, the Warrant Agreement, the Founder’s Purchase Agreement, the Registration Rights Agreement, the Units Subscription Agreement, the Insider Letter, the Millennium Purchase Agreement and the Services Agreement.

(l) At least one (1) Business Day prior to the Closing Date, the Sponsor shall have caused an agreed amount of proceeds from the sale of the Private Placement Units to be deposited into the Trust Account.

(m) No order preventing or suspending the sale of the Units in any jurisdiction designated by the Representatives pursuant to Section 5(hh) hereof shall have been issued as of the Closing Date, and no proceedings for that purpose shall have been instituted or shall have been threatened.

(n) Prior to the Closing Date and any settlement date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date or any applicable settlement date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 450 Lexington Avenue, New York, New York 10017, Attention: Richard D. Truesdell, Jr., unless otherwise indicated herein, on the Closing Date and any applicable settlement date.

Section 7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of Underwriters’ counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

Section 8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter, each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each affiliate of each Underwriter against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Statutory Prospectus, the Prospectus, any “road show” as defined in Section 433(h) or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in the last sentence of paragraph (b) of this Section 8. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have. The Company acknowledges that the statements set forth (i) in the sentence on the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting” (x) the list of Underwriters and their respective roles and participation in the sale of the Securities, (y) the third sentence in the fourth paragraph, regarding discretionary accounts, and (z) the fourteenth and fifteenth paragraphs, regarding purchases and sales in the open market, in each case in the Preliminary Prospectus and the Prospectus, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Statutory Prospectus or the Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraphs (a) or (b) of this Section 8 unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) or (b) of this Section 8. The indemnifying party shall be entitled to appoint one counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent all indemnified parties in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified parties. Notwithstanding the indemnifying party’s election to appoint one counsel to represent all indemnified parties in an action, the indemnified parties shall have the right to employ one separate counsel (including one local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified parties would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified parties and the indemnifying party and the indemnified parties shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified parties to represent the indemnified parties within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified parties to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld, delayed or conditioned), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include an admission of fault. An indemnified party will not, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld, delayed or conditioned), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) In the event that the indemnity provided in paragraphs (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the Offering; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the Offering) be responsible for any amount in excess of the underwriting discount or commission received by such Underwriter applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the Offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions received, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

(e) In any proceeding relating to the Registration Statement, the Preliminary Prospectus, the Statutory Prospectus, any Written Testing-the-Waters Communication, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8(e) hereby consents to the exclusive jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan and (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), agrees that process issuing from such courts may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(f) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8(f) shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8(f) and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8(f).

Section 9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions that the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the underwritten Securities, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities. If within one Business Day after such default relating to more than 10% of the Underwritten Securities the remaining Underwriters do not arrange for the purchase of such Underwritten Securities, then the Company shall be entitled to a further period of one Business Day within which to procure another party or parties reasonably satisfactory to you to purchase said Underwritten Securities. In the event that neither the remaining Underwriters nor the Company purchase or arrange for the purchase of all of the Underwritten Securities to which a default relates as provided in this Section 9, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

Section 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Units, Ordinary Shares or Warrants shall have been suspended by the Commission, the Company shall not have obtained authorization for quotation of the Units, Ordinary Shares or Warrants on the Nasdaq Capital Market (or successor trading market) or trading in securities generally on the Nasdaq Capital Market (or successor trading market) shall have been suspended or limited or minimum prices shall have been established on such exchange or trading market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other national or international calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Statutory Prospectus or the Prospectus (exclusive of any supplement thereto).

Section 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents, affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

Section 12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to: Citigroup Global Markets Inc., at 388 Greenwich Street, New York, NY 10013, fax no.: (646) 291-1469, Attention: General Counsel, and J.P. Morgan Securities LLC, at 383 Madison Avenue, New York, NY 10179, fax no.: (212) 622-8358, Attention: Equity Syndicate Desk, with a copy to Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017, fax no.: (212)701-5800, Attention: Richard D. Truesdell, Jr.; or, if sent to the Company, will be mailed or delivered to 2929 Arch Street, Suite 1703, Attention: Daniel G. Cohen, and confirmed to the Company’s counsel at Ledgewood PC at 2001 Market St #3400, Philadelphia, PA 19103, Attention: Mark Rosenstein.

Section 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

Section 14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 14, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 15. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the Offering and the process leading up to the Offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the Offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

Section 16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

Section 17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the Specified Courts, and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum. In addition, the Company hereby appoints Daniel G. Cohen, solely in his capacity as the duly authorized representative of the Company, who is located at 2929 Arch Street, Suite 1703 Philadelphia, PA 19104, as the Company’s agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in the Specified Courts. The Company irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any related judgment, the Company waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such related proceeding or related judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

Section 18. Judgment Currency. The Company agrees to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the Judgment Currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

Section 19. WAIVER OF JURY TRIAL. THE COMPANY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 20. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

Section 21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

Section 22. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Liquidation” shall mean the distributions of the Trust Account to the Public Shareholders in connection with the redemption of Ordinary Shares held by the Public Shareholders pursuant to the terms of the Charter if the Company fails to consummate an initial Business Combination.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a) hereof and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) hereof, including exhibits and financial statements and any prospectus and prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 172”, “Rule 405”, “Rule 419”, “Rule 424”, “Rule 430A”, “Rule 433” and “Rule 462” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Statutory Prospectus” shall mean (i) the Preliminary Prospectus dated February 23, 2021, relating to the Securities and (ii) the Time of Delivery Information, if any, set forth on Schedule II hereto.

[Remainder of page intentionally left blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

FTAC HERA ACQUISITION CORP.

By:	/s/ Daniel G. Cohen
	Name:	Daniel G. Cohen
	Title:	President and Chief Executive Officer

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Schedule I.
CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Rahul Singla
	Name:	Rahul Singla
	Title:	Managing Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Peter Castoro
	Name:	Peter Castoro
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Underwritten Securities to be Purchased
Citigroup Global Markets Inc.	42,000,000
J.P. Morgan Securities LLC	38,000,000
TOTAL	80,000,000

Sch-I

SCHEDULE II

TIME OF DELIVERY INFORMATION

FTAC Hera Acquisition Corp. priced 80,000,000 units at $10.00 per unit plus an additional 12,000,000 units if the underwriters exercise their over-allotment option in full.

Sch-II

SCHEDULE III

SCHEDULE OF WRITTEN TESTING-THE-WATERS COMMUNICATIONS

Reference is made to the materials used in the testing the waters presentation made to potential investors by the Company, to the extent such materials are deemed to be a “written communication” within the meaning of Rule 405 under the Securities Act.

Sch-III